UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/04/2008

EARTHLINK, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15605

Delaware	58-2511877
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 815-0770
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.    Termination of a Material Definitive Agreement

On September 4, 2008 EarthLink, Inc. (the "Company") terminated the convertible note hedge and warrant agreements entered into in November 2006 when the Company issued its $258.8 million aggregate principal amount of Convertible Senior Notes due November 15, 2026 (the "Convertible Notes"). In connection with the termination of these agreements the Company will receive an aggregate payment from the counterparties to the agreements. Also, the Company is purchasing the approximately 2.5 million shares of common stock the counterparties had held in hedge positions for approximately $22.7 million, based on the closing price of the EarthLink, Inc. common stock on September 4, 2008. The Company believes that repurchasing the shares of common stock from the counterparties could mitigate any short-term adverse impact to its trading price, as opposed to having the counterparties unwind their hedge positions in the open market. (The Company filed the convertible note hedge and warrant agreements with the Securities and Exchange Commission as exhibits to its Current Report on Form 8-K dated November 13, 2006.)

The Company entered into the convertible note hedge and warrant transactions with the objective of reducing the potential dilution upon conversion of the Convertible Notes in the event that the trading price of the Company's common stock at the time of conversion would be between $9.12 and $11.20. The Convertible Notes would not ordinarily be expected to be converted until October 15, 2011. However, they could be converted earlier than October 15, 2011 in the event of certain business combination transactions. In this event the convertible note hedge and warrant transactions would terminate, resulting in (1) the requirement of a cash payment to the Company by the counterparties to the convertible note hedge agreement and (2) the requirement of a cash payment by the Company to the counterparties to the warrant agreement. While the exact payment amounts would not be calculable at this time and would depend in part on the price of the Company's common stock at the time of a termination, it is possible that the amount of the cash payment by the Company to the warrant counterparties could significantly exceed the amount of the cash payment by the convertible note hedge counterparties to the Company. There also could be a dilutive adjustment under these agreements if the Company were to pay dividends or otherwise return cash to shareholders.

The Company elected to terminate the convertible note hedge and warrant agreements because it believes the current benefits due to increased flexibility to pursue strategic alternatives outweigh the possible future benefits the Company would receive in having these agreements in effect upon possible future conversion of the notes in 2011. The Company is not currently in active discussions regarding any material business combination transaction or return of cash to shareholders and there can be no assurances that any such business combination transaction or return of cash to shareholders would occur before 2011 or thereafter.

Safe Harbor Statement

This Report on Form 8-K includes "forward-looking" statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation, (1) that changes to our business strategy will reduce our revenues; (2) that the continued decline of our consumer access services revenues could adversely affect our profitability; (3) that prices for certain of our consumer access services have been decreasing, which could adversely affect our revenues and profitability; (4) that our corporate restructuring plan announced in August 2007 might have a negative effect on our efforts to maintain our subscribers and our relationships with our business partners; (5) that as a result of our continuing review of our business, we may have to undertake further restructuring plans that would require additional charges including incurring facility exit and restructuring charges; (6) that we face significant competition which could reduce our market share and reduce our profitability; (7) that we may be unsuccessful in making and integrating acquisitions and investments into our business, which could result in operating difficulties, losses and other adverse consequences; (8) that we may not be able to successfully manage the costs associated with delivering our broadband services, which could adversely affect our results of operations; (9) that companies may not provide access to us on a wholesale basis or on reasonable terms or prices, which could cause our operating results to suffer; (10) that if we do not continue to innovate and provide products and services that are useful to subscribers, we may not remain competitive, and our revenues and operating results could suffer; (11) that our commercial and alliance arrangements may be terminated or may not be as beneficial as anticipated, which could adversely affect our ability to retain or increase our subscriber base; (12) that our business may suffer if third parties used for technical and customer support and certain billing services are unable to provide these services, cannot expand to meet our needs or terminate their relationships with us; (13) that service interruptions or impediments could harm our business; (14) that government regulations could adversely affect our business or force us to change our business practices; (15) that we may not be able to protect our proprietary technologies; (16) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (17) that we could face substantial liabilities if we are unable to successfully defend against legal actions; (18) that our business depends on the continued development of effective business support systems, processes and personnel; (19) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (20) that our VoIP business exposes us to certain risks that could cause us to lose customers, expose us to significant liability or otherwise harm our business; (21) that the use of our net operating losses and certain other tax attributes could be limited in the future; (22) that our stock price has been volatile historically and may continue to be volatile; (23) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; and (24) that provisions of our second restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of management. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management's expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.

Date: September 05, 2008	By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer